EXHIBIT 99.1



                                                       Contact: Robert A. Lerman
                                                       860-683-2005
NEWS RELEASE                                           OTCBB: TDYT
                                                       March 15, 2006

                        THERMODYNETICS ANNOUNCES PLANS TO
            LIST SHARES OF A UK HOLDING COMPANY FOR TURBOTEC PRODUCTS
                    ON THE LONDON STOCK EXCHANGE'S AIM MARKET


WINDSOR, CT - Wednesday, March 15, 2006, OTCBB: TDYT

Thermodynetics, Inc. plans to admit the shares of a United Kingdom (UK) registered subsidiary to trading on the London Stock Exchange's AIM market.

Thermodynetics has engaged Dawnay, Day Corporate Finance Limited and Dawnay, Day Townsley to act as its Nominated Advisor and Broker to the UK subsidiary respectively, and has engaged other advisors in London, to advise on the proposed public offering of its UK subsidiary and the admission of its issued share capital to trading on AIM. It is intended that the UK subsidiary will be the holding company for Thermodynetics' operating subsidiary, Turbotec Products, Inc.

Shares in the new UK company, which has been formed, will be offered for subscription and sale to non-US investors prior to the admission of the new company's issued share capital to trading on AIM. The public offering is expected to be completed in April 2006 and to raise approximately $7 million after all expenses. The net proceeds of the issue of new shares will be used to reduce debt, for expansion and for working capital for Turbotec Products Inc.

There can, of course, be no assurance that the offering and admission will proceed as the process is subject to finalization and to market conditions and the offering will not be underwritten.

ABOUT THERMODYNETICS and TURBOTEC PRODUCTS

Thermodynetics, Inc.'s subsidiary, Turbotec Products, Inc. is a manufacturer of high performance, high quality heat exchangers, fabricated metal components and flexible connector products for heat transfer, transportation, and plumbing applications. The Company markets its products in the United States, Canada and abroad to customers in the space conditioning, refrigeration, automotive, biomedical, plumbing, appliance, water heating and aerospace industries.

Turbotec Products, Inc.'s products are presently used in heat pumps as condensers and evaporators in heating, refrigeration, food processing and air-conditioning systems; in the biomedical field (as blood or intravenous fluid heat exchangers); in heat recovery units used to heat water with waste heat from air conditioning, refrigeration systems; in ice production systems; in laser coolers, beverage dispensers, food processing systems, chillers, heat pump systems and boilers, and modules for use as components in large condensing or desuperheater systems; in marine air conditioning systems and swimming pool and spa heating systems; and are generally usable in most applications where heat transfer is required. The tubing is also used as a flexible connector in plumbing applications.

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FORWARD LOOKING STATEMENTS

     This report contains certain forward-looking statements regarding the Company, its business prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause the Company's actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: the Company's ability to successfully and timely develop and finance new projects, the impact of competition on the Company's revenues, changes in unit prices, and supply and demand for the Company's tubing product lines in the markets served.

     When used, words such as "believes," "anticipates," "expects," "continue", "may", "plan", "predict", "should", "will", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made by the Company in this report, news releases, and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business.